Exhibit 10.1

LAND LEASE AGREEMENT

This Land Lease Agreement (“Lease”) is made effective as of the 15th day of December, 2022 (the “Effective Date”), between W & P DEVELOPMENT CORPORATION, a Texas corporation, hereinafter referred to as “Landlord,” and VIVAVENTURES REMEDIATION CORP., a Texas corporation, hereinafter referred to as “Tenant.”

1.              Premises. The premises leased hereunder are in W & P Industrial Park, a 275-acre industrial park located in Harris County, Texas, commonly known as The San Jacinto River & Rail Park, 18511 Beaumont Highway, Houston, Texas (the “Park”), as may be increased or reduced from time to time. The premises shall consist of the land more particularly described on Exhibit “A” attached hereto (the “Premises”). Notwithstanding anything contained herein to the contrary, Landlord shall obtain or cause to be obtained, at its sole cost and expense, a formal survey of the Premises from a Registered Professional Land Surveyor currently licensed by the State of Texas (the "Survey") no later than six (6) calendar months subsequent to the Effective Date. The Survey shall substantially and materially cover and provide for the same amount of acreage in the same configuration as the description of the Premises upon execution of this Lease; provided, however, the parties acknowledge, stipulate, and agree that, (a) notwithstanding that Exhibit "A" attached to the Lease or the Survey (as may be case) may depict the acreage of the Premises as less than 3.5 acres of land, the acreage of the Premises shall be deemed to be no less than 3.5 acres of land solely and exclusively for purposes of paying the Monthly Base Rent pursuant to Section 2 of this Lease, and (b) in no event shall the Survey, the Premises, or this Lease encompass or include any portion of the drainage ditches adjacent to the roads on the southwesterly and southeasterly boundaries of the Premises. Landlord shall promptly transmit the Survey to Tenant upon receipt thereof. Tenant may approve or reject the Survey in its commercially reasonable discretion. Upon Tenant's approval, the Survey shall be deemed to constitute the description of the Premises, and Exhibit "A" shall be immediately and automatically amended, modified, and replaced in its entirety by parties hereto to reflect the Survey. Notwithstanding the foregoing, Landlord’s obligation to correct or revise the Survey pursuant to Tenant's objections shall be capped at and shall not exceed $5,000.00 in the aggregate. For the avoidance of doubt, if any revisions to the Survey are requested and such revisions will require Landlord to spend more than $5,000.00 in the aggregate above and beyond the initial cost of the Survey, then Landlord shall have no obligation to incur any additional costs or expenses in excess of such amount on revising the Survey unless and until the parties discuss how such costs or expenses will be allocated between the parties.

2.              Term. The term of this Lease shall be for a period of one hundred twenty-six (126) calendar months commencing on the Effective Date (“Commencement Date”), and terminating on the last day of the one hundred twenty-sixth (126th) calendar month following the Commencement Date, subject to the Renewal Term referenced in Section 5 hereof (the “Term”). After the expiration of the Term, as the same may be extended, if Tenant remains in possession of the Premises (“Holdover”), this Lease shall continue on a month-to-month basis during the Holdover period, with a monthly rental equal to one hundred twenty-five percent (125%) of the monthly Rent (as hereinafter defined) under this Lease.

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3.              Rental. Tenant agrees to pay and Landlord agrees to accept as rental for the Premises the sum of:

Months	Monthly Base Rent	Estimated Additional Rent
Months 1 – 3 (Free Rent Period)	None	None
Months 4-6	$5,687.50 (based on $3,250.00 per acre and reduced by 50%)	$1,313.47
Months 7-12	$11,375.00 (based on $3,250.00 per acre)	$1,313.47
Months 13 - 23	$11,659.37 (based on $3,331.25 per acre)	$1,313.47
Month 24 (Free Rent Period)	None	$1,313.47
Months 25 - 36	$11,950.85 (based on $3,414.53 per acre)	$1,313.47
Months 37 - 47	$12,249.61 (based on $3,499.89 per acre)	$1,313.47
Month 48	None	None
Months 49 - 60	$12,555.83 (based on $3,587.38 per acre)	$1,313.47
Months 61-71	$12,869.71 (based on $3,677.06 per acre)	TBD
Month 72 (Free Rent Period)	None	None
Months 73-84	$13,191.43 (based on $3,768.98 per acre)	$1,313.47
Months 85-96	$13,521.20 (based on $3,863.20 per acre)	$1,313.47
Months 97-108	$13,859.23 (based on $3,959.78 per acre)	$1,313.47
Months 109-120	$14,205.69 (based on $4,058.77 per acre)	$1,313.47
Months 121-126	$14,560.80 (based on $4,160.23 per acre)	$1,313.47

The monthly Rent set forth above (which consists of a “Monthly Base Rent” (herein so called) component as well as Additional Rent) is to be paid in advance on or before the first day of each month during the Term. Any other payments required to be made by Tenant to Landlord under this Lease, including, but not limited to, Tenant’s Share of Real Estate Taxes, Tenant’s Share of Common Area Costs and Tenant’s Share of Insurance Costs, shall constitute “Additional Rent” (together with the Monthly Base Rent, the “Rent”). Landlord has estimated the payments of Additional Rent for each calendar month during the Term, and such estimates are subject to adjustment and reconciliation from time to time as set forth in Section 23 of this Lease. The first full monthly payment of Rent applicable to month 4 of the Term shall be payable upon execution of this Lease. In the event Tenant fails to pay any installment of Rent hereunder as and when such installment is due and after any applicable cure period as provided in this Lease, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within thirty (30) days after demand therefor shall be an Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies under Section 30 hereunder in any manner. During any “Free Rent Period” identified in the table above, no Monthly Base Rent or Additional Rent shall be due or payable, except that Tenant shall reimburse Landlord for any and all utilities furnished to the Premises or remain responsible for paying directly the supplier of any utilities separately metered to the Premises.

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4.             Security Deposit. The Security Deposit (herein so called) shall be $25,376.94 due and payable by Tenant to Landlord upon execution of this Lease. The Security Deposit is security for the full performance by Tenant of all its obligations under this Lease. If at any time during the Term, or an extension thereof, an Event of Default occurs or Tenant otherwise fails to perform any or all of its obligations hereunder, then, upon lapse of the applicable notice and cure period provided for in Section 21 hereof, Landlord may appropriate all or a part of the Security Deposit to defray any and all reasonably necessary expenses incurred by Landlord in curing such default to completing such obligations, and not as liquidated damages. Provided that there is no Event of Default by Tenant, the Security Deposit shall be returned to Tenant within thirty (30) days after early termination or expiration of the Lease.

5.             Renewal Option. Provided no Event of Default then exists, as reasonably determined by Landlord, Tenant shall have the option (“Renewal Option”) to extend the Term for one (1) additional one hundred twenty (120) calendar month period (“Renewal Term”) upon written notice (“Renewal Option Notice”) to Landlord given not less than six (6) months and no more than twelve (12) months prior to the expiration of the Term. If Tenant fails to exercise the Renewal Option strictly within the time period set forth in this Section 5, then Tenant’s Renewal Option shall automatically lapse and be of no further force and effect. In the event that Tenant timely exercises the Renewal Option, the Renewal Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Renewal Term, subject to the increase in Monthly Base Rent to the prevailing market rental rate, as determined by Landlord in its sole discretion; provided that the Monthly Base Rent during the Renewal Term shall be at no less than the amount of Monthly Base Rent in effect immediately prior to such renewal. For purposes of this Section 5, the “prevailing market rental rate” shall mean the rate charged for comparable buildings and land (in size, condition, location, etc.) in the other comparable type and style buildings and land in the Park, and if no such comparable improvements and land exist within the Park then comparable industrial improvements and land in the submarket of Houston, Texas, which are comparable to the Premises taking into consideration all relevant factors (including, without limitation, size of land, type of stabilization, location of the space, the floor level, extent of leasehold improvements (existing or to be provided and taking into consideration who pays for such improvements) except for those improvements paid for by Tenant or cash allowances therefor, rental abatements, lease takeover/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between “net” and “gross” lease, base year or amount allowed by Landlord for payment of building operating expenses (expense stop) and any other relevant term or condition. If Tenant delivers to Landlord the Renewal Option Notice in accordance with this Section 5, Landlord shall, within thirty (30) days after receipt of same, deliver to Tenant the Landlord’s Response (herein so called) to the Renewal Option Notice which shall set forth the Monthly Base Rent for the Renewal Term. Tenant shall have fifteen (15) days from receipt of Landlord’s Response setting forth the proposed new Monthly Base Rent to either accept or reject such proposed new Monthly Base Rent. In the event (i) Tenant rejects the new Monthly Base Rent set forth in Landlord’s Response, or (ii) Tenant does not timely respond to Landlord’s Response, in each event, this Lease shall terminate at the end of the Term.

Commencing with the second lease year of the Renewal Term, and on the first day of each successive lease year during the Renewal Term, the Monthly Base Rent shall be increased by two and half a percent (2.5%) per lease year.

6.              Uses. Tenant’s use of the Premises shall be for equipment storage (for non-hazardous materials only) and oil remediation processing center with associated washout pits and for no other purpose. Tenant shall be solely responsible for obtaining any permits or approvals, governmental or otherwise, necessary to conduct activities contemplated by this Lease and shall not conduct unlawful activities on the Premises or discharge pollutants of any type into the sanitary sewer or other drains and/or sewer lines or into the ambient air, surface waters, groundwater or the Premises or adjacent property in violation of any law, regulation or governmental order. Tenant must report spills to the Texas Commission on Environmental Quality (TCEQ), as described on Exhibit “B” attached hereto. Any bulk storage of flammable fluids must be maintained in flashproof metal tanks, grounded, and protected by a dike or firewall. Tenant shall strictly comply with the federal and state immigration laws and laws governing imports and exports of goods to and from foreign countries.

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7.              Environmental Provisions.

(a)            Tenant hereby agrees to defend (with counsel reasonably approved by Landlord), protect, indemnify and hold Landlord harmless from and against, and shall reimburse Landlord for, any and all costs (including, without limitation, reasonable attorneys’ fees and expenses), damages, penalties, fines, expenses or losses arising from any and all claims, demands, losses, damages, liabilities (including strict liabilities), fines, penalties, charges, causes of action, injury to person, property or natural resources, administrative and judicial proceedings and orders, injunctive relief, judgments, investigative, assessment, corrective, response or remedial actions and enforcement actions of any kind, except to the extent arising out of the gross negligence or willful misconduct of Landlord, arising directly or indirectly, in whole or in part, out of or attributable to any Release (as hereinafter defined) or threatened Release, resulting or arising from, or related to, the activities, operations, business or occupancy of Tenant. Tenant hereby expressly waives, for purposes of this Section 7 only, any immunity to which Tenant may otherwise be entitled under any industrial or workers’ compensation laws. For purposes of this Section 7(a), “Landlord” shall include Landlord, its agents, contractors, employees and invitees. Notwithstanding anything contained herein, Tenant shall not be responsible for, and Landlord hereby agrees to defend (with counsel reasonably approved by Tenant), protect, indemnify, and hold Tenant harmless from and against, and shall reimburse Tenant for, any and all costs (including, without limitation, reasonable attorneys’ fees and expenses), demands, damages, losses, cleanup costs, actions, causes of action, claims for relief, penalties, fines, expenses, and charges incurred, assessed, resulting from or arising out of a Release resulting from the activities, operations or occupancy of Landlord or contamination of the Premises existing on or before the Commencement Date. For purposes of this Section 7, “Tenant” shall include Tenant, its agents, contractors, consultants and employees.

(b)           The term “Release” shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.§ 9601 et seq., as amended (“CERCLA”). The term “Hazardous Substance” means (i) any substance defined as a “hazardous substance” under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas and synthetic gas, and (iii) any other substance or material deemed to be hazardous, dangerous, toxic or a pollutant under any federal, state or local law, code, ordinance or regulation. Tenant shall: (A) comply with all federal, state and local laws, codes, ordinances, regulations, permits and licensing conditions governing the Release, discharge, emission or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling or otherwise managing Hazardous Substances, (B) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising directly from Tenant’s Hazardous Substances in the Premises, the Park or the environment, and remediate and pay for any resultant damage to property, persons and/or the environment, (C) give prompt verbal and written notice to Landlord and all appropriate regulatory authorities of any Release of any Hazardous Substance in the Premises, the Park or the environment arising directly from Tenant’s Hazardous Substances, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, any such notice to include a description of measures taken or proposed to be taken by Tenant to contain and remediate the Release and any resultant damage to property, person or the environment, (D)  at Landlord’s request from time to time, execute affidavits, representations and other documentation concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances in the Premises, (E) prior to any Hazardous Substance being brought upon or into the Premises, Tenant shall provide to Landlord any applicable safety data sheets regarding such Hazardous Substance and a written estimate of the amount of each such Hazardous Substance Tenant anticipates being brought onto or into the Premises, as well as the common and recognized chemical name of such Hazardous Substance (if not already shown on the applicable safety data sheet), (F) if any governmental agency or Landlord’s mortgagee requires environmental testing of the Premises subsequent to a Release by Tenant or in any way associated with, arising from or related to Tenant’s operations or activities, Tenant shall reimburse Landlord for the costs of such testing, and (G) prior to the expiration or termination of this Lease, at Landlord’s sole option which must be exercised and delivered to Tenant in writing prior to such expiration or termination, or at any other such time as Landlord has a reasonable belief a Release of Hazardous Substances has occurred at, on or under the Premises which is not being remediated by the Tenant according to the terms herein, Tenant shall retain, at Tenant’s sole cost and expense, a qualified environmental consultant reasonably acceptable to Landlord to conduct a “Phase II” environmental audit of the Premises to document the environmental condition of the Premises; provided however, that Landlord shall have the right but not the obligation, at Landlord’s sole cost and expense, to perform its own “Phase II” environmental audit at the same time as Tenant (though for purposes of clarity, Tenant and Landlord’s Phase IIs need not be completed on the same day), and thereafter Tenant shall surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance resulting or arising from, or related to, the activities, operations, business or occupancy of Tenant. The provisions of this Section 7 shall survive the termination or expiration of this Lease.

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8.              Utilities and Services. The parties acknowledge and agree that as of the execution date of this Lease there are no utilities serving the Premises and that Tenant shall be responsible for bringing utilities to the Premises in accordance with Tenant’s Plans (as defined below) as part of the Tenant Leasehold Improvements at Tenant’s sole cost and expense. Tenant shall also be responsible for all cost of usage of all utilities at the Premises, including the cost of electricity, water and gas required by Tenant to operate within the Premises. Tenant shall be responsible for janitorial and trash removal, including the cost of installing trash receptacles suitable for Tenant’s needs.

9.              Maintenance and Repair.

(a)            Tenant has inspected the Premises and accepts the Premises “as is, where is,” “with all faults” in their present condition, and without any warranties or representations of any kind by Landlord.

(b)            Tenant shall keep the Premises in good condition and repair, at its own expense, excepting for ordinary wear and tear and obsolescence, including, without limitation, keeping the Premises in a neat and clean condition, and maintaining all vegetation. If, as a result of Tenant’s operation in, on or about the Premises, the Premises are damaged by fire, explosion, or other event, Tenant will at its sole cost and expense, promptly repair and restore the Premises to the condition they were in prior to such event. On the last day of the Term, Tenant will surrender the Premises to Landlord in a state of good repair, reasonable wear and tear, and obsolescence accepted.

(c)            Intentionally deleted.

(d)            Landlord makes no representations or warranties regarding the condition of the Premises, and Tenant shall be responsible for all repairs related to the Premises, at its sole cost and expense.

10.           Alterations, Fixtures and Personal Property.

(a)            During the term of this Lease, Tenant may, from time to time at its own expense, make such alterations, improvements, repairs and additions (“Alterations”) to and upon the Premises and install thereon such fixtures, equipment, furniture, fencing and property as it may consider advisable for the conduct of its business. Tenant will not, except as may be allowed under Section 12, without the prior written consent of Landlord, make or suffer to be made any Alterations that will cost over $50,000, or which will decrease the value of the Premises. Landlord agrees that it will not unreasonably withhold, condition or delay consent to the making of such Alterations. Alterations will be accomplished by Tenant in a good, expeditious, quality workmanlike manner, in conformity with all applicable laws, regulations, ordinances, orders, and covenants, and in conformity with all conditions and restrictions encumbering the Premises, and by a licensed contractor; and with respect to Alterations requiring Landlord’s consent, Tenant must provide plans and specifications detailing the scope of the Alterations for Landlord’s prior written approval prior to filing any permits, licenses or requests for approvals with the applicable governmental authorities for such Alterations. Prior to beginning to make any Alterations, Tenant must provide to Landlord copies of all required permits and governmental approvals. Tenant shall not cause any liens to be placed upon the Premises and shall immediately take steps to secure release of any lien which may arise as a result of Tenant’s use.

(b)            All repairs, replacements, alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures, the mobile office, Tenant owned steel and aluminum frac tanks, custody transfer units, meters, gauging equipment, bulldozers, bobcats, backhoes, mobile skids, unattached machinery, crude oil and associated liquid petroleum products, and rented electronic hardware for any of the foregoing, all of which must be approved by Landlord prior to Tenant installing or placing any of the foregoing at the Premises (such approval by Landlord not to be unreasonably withheld)) including all air conditioning, electrical, mechanical and plumbing machinery and equipment, and water heaters, which may be made or installed by either party hereto upon the interior or exterior of the Premises shall become the property of Landlord without credit or compensation to Tenant at the termination of this Lease for any reason whatsoever, and at the termination of this Lease shall remain upon and be surrendered with the Premises, unless Landlord requests their removal, in which event Tenant shall, prior to such termination, remove the same and restore the Premises to their original condition, normal wear and tear excepted, at Tenant’s expense.

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11.            Landlord Leasehold Improvements. The following Landlord Leasehold Improvements (herein so called) will be performed by Landlord at Landlord’s sole cost and expense: None

12.            Tenant Leasehold Improvements. Tenant, at Tenant’s sole cost and expense, may perform Tenant Leasehold Improvements (herein so called) to the Premises required for the use and occupancy of the Premises contemplated under Section 6 of this Lease, subject to providing plans and specifications to Landlord for the scope of work (“Tenant’s Plans”) and obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed. Upon termination of this Lease, all of the improvements, alterations, and/or additions set forth herein shall be removed (with the exception of the enhanced electrical service as approved in Tenant’s Plans) and the Premises shall be restored to the same condition of the Premises on the Effective Date, reasonable wear and tear and casualty damage excepted.

13.            Intentionally deleted.

14.            Assignment and Subleasing. Tenant shall not assign, sublease, transfer, mortgage, pledge or encumber this Lease or any interest herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding to the contrary in this Lease, no assignment of this Lease or subletting of all or any portion of the Premises, including, without limitation, any Permitted Transfer (as defined below), shall release Tenant or change Tenant’s primary liability to pay Rent hereunder and to perform all other obligations of Tenant under this Lease.

15.            Permitted Transfer. Notwithstanding anything contained herein, Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) no Event of Default is continuing; (b) in the event of an Ownership Change, Tenant’s successor shall acquire substantially all of the assets or a controlling interest in Tenant and have, after giving effect to the Ownership Change, a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in a form reasonably acceptable to Landlord) which is at least equal to Tenant’s tangible net worth as of the day prior to the proposed Ownership Change; (c) such merger, consolidation or transfer of assets or voting securities is for a good faith business purpose and not principally for the purpose of transferring Tenant’s leasehold estate to avoid the obligations under this Lease, (d) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the Permitted Transfer; and (e) Tenant’s successor shall sign a commercially reasonable form of assumption agreement. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

16.            Right of Entry. Except in the event of an emergency, Landlord shall have the right to enter, inspect and repair the Premises at any time during the Term after twenty-four hours advance written notice to Tenant, provided that such entry and use does not unreasonably interfere with Tenant’s use of the Premises or the business of Tenant. At all times during the Term after forty-eight hours advance written notice to Tenant, Landlord shall have the right to exhibit the Premises to prospective purchasers and tenants, provided that such exhibit does not unreasonably interfere with Tenant’s use of the Premises or the business of Tenant.

17.            Quiet Enjoyment. Subject to the terms hereof, Landlord shall put Tenant in possession of the Premises and the appurtenances thereof at the beginning of the Term, and Tenant, upon paying the Rent and observing the other covenants and conditions herein, shall peaceably and quietly hold and enjoy the Premises during the Term and any extension or renewal thereof. Landlord shall warrant and defend Tenant in the enjoyment and peaceful possession of the Premises during the Term and any extension or renewal period.

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18.            Sale by Landlord and Mortgagee Rights.

(a)            In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord of any liability upon any of the covenants and conditions, express or implied, herein contained in favor of Tenant arising after such sale or conveyance; and in such event, so long as such successor shall assume each and every future obligation of Landlord under this Lease, then Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease.

(b)            If any person shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall subordinate and attorn to such successor in interest and shall execute a reasonable subordination and attornment agreement in confirmation of such arrangement as such successor in interest shall reasonably request.

(c)            This Lease, and Tenant’s rights hereunder, are expressly subordinate to all current and future mortgage liens against the Premises granted by Landlord or its successors or assigns (“Mortgage Liens”). This subordination is self-operative and does not require any further agreement or confirmation to be effective; provided, however, if the holder of a current or future Mortgage Lien requests that Tenant confirm that this Lease is subordinate to its lien, Tenant shall, within ten (10) days after receipt of Landlord’s request therefor, execute and deliver to Landlord a subordination agreement, and if requested, a subordination, non-disturbance and attornment agreement in a commercially reasonable form and substance required by the holder of such current or future Mortgage Lien.

19.           Successors. Subject to Section 14, this Lease shall inure to the benefit of and be binding upon the parties hereto, their respective representatives, successors and assigns.

20.           Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated herein and shall be personally served or given by certified mail or courier service (FedEx, UPS, etc.). Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time when such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein, or with any aforementioned courier service, at the last address given by that party to the other party under the provisions of this part. For purposes of mailing notices, at the date of the execution of this Lease the addresses for such notification are:

Landlord:	W & P Development Corporation
13641 Dublin Court
Stafford, Texas 77477
	Attn:	President
	Phone:	(281) 566-1200
	Fax:	(281) 566-1292

With a copy to:	Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
	Attn:	Colin L. Cox
	Phone:	(713) 226-6605
	Fax:	(713) 226-6205

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Tenant:	Vivaventures Remediation Corp.
c/o Endeavor Crude, LLC
5220 Spring Valley Rd., Ste. LL20
Dallas, Texas 75254

With a copy to:	Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Pat Knapp
Email: pknapp@jw.com

21.            Tenant’s Default. Tenant shall be in default under this Lease if any of the following occurs (each, an “Event of Default”):

(a)            Any monthly Rent or other amount payable by Tenant hereunder is not paid within five (5) days after the due date thereof and continues to remain unpaid for a period of five (5) days after written notice of such non-payment is given by Landlord to Tenant.

(b)            Tenant fails to correct or cure its breach of any covenant or agreement of Tenant contained in this Lease, except with respect to non-payment of Rent, within thirty (30) days after Landlord has notified Tenant in writing of any such breach thereof.

(c)            A proceeding is commenced to declare Tenant bankrupt or insolvent or any assignment of Tenant’s property is made for the benefit of creditors, or a receiver or trustee is appointed for Tenant or Tenant’s property or business, and such proceeding is not dismissed or such a receiver/trustee not removed within a period of sixty (60) days thereafter.

22.            Eminent Domain; Condemnation. If the Premises are taken under any public or private power of eminent domain, or sold by Landlord under the threat of the exercise of said power, or if any portion of the Premises is so condemned so that it would not be practical for Tenant to continue to operate its business on the Premises, this Lease shall terminate as of the date of the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the Premises is so condemned, both Landlord and Tenant shall have the right to terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, by giving written notice of such termination to the other not later than thirty (30) days after said date; provided that should neither Landlord nor Tenant elect to so terminate this Lease in a timely manner, then this Lease shall remain in full force and effect as to the portion of the Premises not so taken, Tenant’s Rent shall be reduced proportionately to reflect the reduction in the rentable area of the Premises (such reduction, if any, to take effect as of the date which is thirty (30) days after the date of which the condemning authority takes title or possession, whichever first occurs), and if repairs or restorations to that portion of the Premises not taken are deemed necessary by Landlord to render such portion reasonably suitable for the purposes for which is was leased, Landlord shall perform such work at its own cost and expense. Notwithstanding any obligation to restore the Premises, however, Landlord shall not be required to expend any amount greater than the amount actually received by Landlord as compensation for the portion of the Premises taken by the condemning authority. All awards for any taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, except that any award or other compensation made for any taking is subject to the rights of the first mortgagee up to the amount of its lien and of any junior mortgagee, as may be permitted by the first mortgagee, up to the full amount of such junior lien; provided, however, that Tenant shall be entitled to any portion of the award allocated to loss of or damage to Tenant’s trade fixtures and removable personal property and/or for the interruption of or damage to Tenant’s business.

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23.            Taxes, Common Area Costs and Insurance.

(a)            Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (“Taxes”) that are levied and assessed against Tenant’s personal property installed or located in or on the Premises, and that become payable during the Term.

(b)            Landlord shall pay all real property taxes and general and special assessments (“Real Property Taxes”) against the Park, including the Premises; provided, however, Tenant shall pay, as Additional Rent, Tenant’s proportionate share of Real Property Taxes against the Park, including the Premises. The total land area used to determine Tenant’s Share of Insurance Costs as of the execution date of this Lease is 275 acres, and the current percentage of Tenant’s proportionate share of Real Property Taxes, based on the Premises containing 3.5 acres, equals 1.27%. In connection with Real Property Taxes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as any tax parcel of which it is a part, and all rights to receive notices of reappraisement.

(c)            The portion of the Park that is not leased or available for lease is herein referred to as the “Common Area.” The Common Area does not include the rail and dock facilities in the Park. The Common Area shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord, in its sole discretion, shall determine. Tenant and its employees, customers and invitees shall have the non-exclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Park and other persons entitled to use the same and subject to such rules and regulations governing use as Landlord may from time to time prescribe in Landlord’s sole discretion. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations. Tenant shall not obstruct any portion of the Common Area, or take any action which would interfere with the rights of other persons to use the Common Area. Tenant shall pay, as Additional Rent, Tenant’s proportionate share of all Common Area Costs for the Park (“Tenant’s Share of Common Area Costs”). In the event Tenant occupies the Premises hereunder for a partial calendar year, Tenant’s Share of Common Area Costs will be prorated to reflect the number of days in the year Tenant occupied the Premises hereunder. “Common Area Costs” shall include, without limitation, the costs of (i) all road maintenance and drainage repair in the Park, (ii) operating and maintaining the water distribution system in the Park and any water line that is not located within an area leased to a third party, (iii) guard service and security, including gates into the Park, (iv) any homeland security measures required for the Park or determined by Landlord to be in the best interest of the Park, (v) all mowing, landscaping, maintenance of mowing and landscaping equipment, fence repair, trash removal and salaries for maintenance personnel, (vi) maintaining general liability insurance coverage on the Common Areas, and (vii) reasonable management fees not to exceed 4% of Common Area Costs. Common Area Costs shall not include (1) expenditures classified as capital expenditures for federal income tax purposes, (2) costs for which Landlord is entitled to specific reimbursement by Tenant or any other third party, (3) leasing commissions, (4) debt service on any indebtedness secured by the Park, (5) unless otherwise permitted pursuant to this Lease, the cost of any improvements, repairs, alternations, additions, changes, replacement, equipment, tools and other items which under generally accepted accounting principles are required to be classified as capital expenditures (whether incurred directly or through a lease or service contract or otherwise) other than amortization of the cost of capital (and the installation thereof), or items which may be required by any government authority (all of such costs, including interest cost, shall be amortized over the reasonable life of the capital items, with a reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles), (6) depreciation of the Park, and all equipment and fixtures, improvements and facilities used in connection therewith, except as provided in (5) above, (7) the cost of repairs or other work occasioned by casualty which is covered by insurance, but only to the extent of the insurance proceeds received by Landlord net of deductibles and cost of adjustment, and (8) the cost of any repairs occasioned by eminent domain to the extent such costs are reimbursed to Landlord by governmental authorities in eminent domain proceedings.

(d)            Additional Rent is estimated in advance for each year of the Term, or any renewals or extensions thereto, on the basis of the previous lease year’s costs. The estimated amount of Additional Rent for each month of the Term (i.e., Tenant’s Proportionate Share of Insurance Costs, Tenant’s Share of Common Area Costs, and Tenant’s proportionate share of Real Estate Taxes) is subject to adjustment for the cost of actual expenses incurred by Landlord for each month of the Term. Not later than February 15 following each year during the Term, Landlord will furnish Tenant with an invoice which shows the calculation of Additional Rent for the immediately prior year. Landlord will provide Tenant with supporting documentation on Tenant’s written request. Tenant shall pay Additional Rent which are in excess of those estimated and included in the Rent set forth in the table in Section 3 above to Landlord as indicated on Landlord’s invoice within thirty (30) days after receipt thereof. Tenant shall have the audit rights as set forth in Section 28 with respect to same.

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(e)            Tenant agrees to pay to Landlord all sales and use taxes due on the lease of real property and of tangible personal property by Tenant and taxable services provided by the Landlord (such as repairs and maintenance made to real or personal property, utility services, Rail Services, etc.), if any, or provide Landlord with a valid sales and use tax resale certificate, exemption certificate or a direct pay permit number. These sales and use taxes shall constitute Additional Rent.

(f)            Tenant shall pay, as Additional Rent, its proportionate share of property insurance premiums incurred by Landlord for the Park (“Tenant’s Share of Insurance Costs”). Landlord shall notify Tenant of Tenant’s Share of Insurance Costs and, together with such notice, shall furnish Tenant with a copy of the invoice(s) for such insurance premiums. Tenant’s proportionate share shall be determined by dividing the rentable area of that part of the Premises which consists of buildings and acreage by the total rentable area of all buildings and total rentable acreage within the Park that are covered by Landlord’s property insurance, and multiplying such ratio by in the insurance premiums. Tenant shall reimburse Landlord for Tenant’s Share of Insurance Costs which are in excess of those estimated and included in the Additional Rents set forth above not later than thirty (30) days after receipt of the invoice and supporting documentation from Landlord. The total land area used to determine Tenant’s Share of Insurance Costs as of the execution date of this Lease is 275 acres, and the current percentage of Tenant’s Share of Insurance Costs, based on the Premises containing 3.5 acres, equals 1.27%.

(g)            Landlord agrees that annual increases in Tenant’s proportionate share of Real Property Taxes, Common Area Costs, and Insurance Costs shall not increase by more than 5% per year. These limits do not apply to increases based on reasons beyond the control of Landlord. Notwithstanding anything to the contrary in this Lease, should the Park be increased to exceed 275 acres, Tenant’s proportionate share of Real Property Taxes, Common Area Costs, and Insurance Costs shall be adjusted accordingly.

24.            Damage or Destruction.

(a)            Option to Terminate Lease. If either (i) more than forty percent (40%) of the rentable area of the Premises (excluding Tenant’s improvements at the Premises) shall be substantially damaged by fire or other casualty or (ii) the Premises or any substantial part thereof shall be damaged or destroyed by fire or other casualty to the extent that the repairs and restoration thereof can be reasonably anticipated to take longer than one hundred eighty (180) days, then, in either such instance, Landlord or Tenant may, at its option, elect to terminate this Lease by giving notice to the other within thirty (30) days after Landlord receives actual notice of such fire or other casualty; provided, however, that Tenant shall have no option to terminate this Lease if such damage or destruction is caused by the Tenant or Tenant’s contractors, agents, representatives, employees, customers or invitees. In the event that either party gives the other timely notice of termination, the Term shall expire by lapse of time upon the tenth (10th) day after such termination notice is given. Should neither party give the other timely notice of termination, then the provisions of this Lease pertaining to repair and restoration of the Premises shall apply.

(b)            Obligation to Repair or Restore. If and only if all of the following conditions are met with respect to any casualty damage to or destruction of the Premises, Landlord or Tenant may not elect to terminate this Lease as provided in this Section, but rather Landlord must repair or restore the Premises:

(1)            The damage or destruction was not caused solely by Tenant, Tenant’s contractors, agents, representatives, employees, customers or invitees.

(2)            The damage or destruction to the Premises is less than fifty percent (50%) of the restoration cost thereof as determined by Landlord;

(3)            The insurance claim has been paid, and the insurance proceeds have been made available to Landlord by the holder or holders of any mortgages or deeds of trust covering the Premises;

(4)            The date of the damage or destruction is more than one (1) year prior to the Expiration Date or the expiration of any renewal or extension term; and

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(c)            Restoration. Should either (i) the termination option as provided above in this Section not apply or, if applicable, should neither party elect to timely exercise such option, or (ii) should Landlord otherwise be required to repair and restore the Premises as provided herein, then Landlord shall repair or restore the Premises to substantially the same condition as existed before such damage or destruction. Upon electing to repair or restore or being required to repair or restore pursuant to this Section, Landlord may proceed with reasonable dispatch to perform the necessary work, and the Monthly Base Rent and the Additional Rent due for the period following the casualty shall be abated in proportion to the unusable Premises for a period commencing as of the date of the casualty damage until the repair and restoration of the Premises are substantially complete. If such repair or restoration is not substantially complete within one hundred eighty (180) days after the date it is determined that Landlord is obligated to make such repair or restoration, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate at any time after the expiration of said one hundred eighty (180) day period and before Landlord’s substantial completion of such repair or restoration; provided that if Tenant delivers said notice in a timely manner, this Lease shall terminate as of the date of the fire or other casualty.

(d)            Fault of Tenant. Landlord may exercise its option to repair or restore the Premises as described in this Section even if such damage or destruction is due to the fault or willful neglect of Tenant, Tenant’s agents, representatives, employees, customers or invitees. However, in such event, (i) Landlord’s election to repair or restore shall be without prejudice to any other rights and remedies of Landlord under this Lease, (ii) there shall be no apportionment or abatement of any Rent of any kind, and (iii) Landlord shall not be liable for any other loss to Tenant of any nature whatsoever. Furthermore, notwithstanding any provision hereof to the contrary, Tenant shall have no option to terminate and there shall be no abatement, apportionment or reduction in the Rent obligations of Tenant if the damage or destruction is caused by Tenant or Tenant’s contractors, agents, representatives, employees, customers or invitees.

25.           SEE EXHIBIT “D” FOR THE INSURANCE REQUIREMENTS OF W&P DEVELOPMENT REFERENCED ON THE SEPARATE DOCUMENT TITLED “SJRR LANDLORD’S INSURANCE REQUIREMENTS OF TENANT”. THE COVERAGES SET FORTH THEREIN ARE TO BE OBTAINED AND MAINTAINED BY THE PARTY IDENTIFIED IN THE EXHIBIT. THE SPECIFICATIONS ARE IN ADDITION TO ANY REQUIREMENTS SET OUT IN THIS LEASE. IN THE EVENT OF ANY CONFLICT BETWEEN THE SPECIFICATION IN THE EXHIBIT AND THE REQUIREMENTS SET OUT IN THIS LEASE, THE SPECIFICATIONS IN THE EXHIBIT CONTROL AND AMEND AND SUPERSEDE THE CONFLICTING REQUIREMENT SET OUT IN THIS LEASE. TENANT’S FAILURE TO OBTAIN AND MAINTAIN THE REQUIRED INSURANCE WILL CONSTITUTE A MATERIAL BREACH OF, AND DEFAULT UNDER, THIS LEASE. IF TENANT FAILS TO REMEDY SUCH BREACH WITHIN 5 DAYS AFTER NOTICE FROM LANDLORD, LANDLORD MAY, IN ADDITION TO ANY OTHER REMEDY AVAILABLE TO IT, AT LANDLORD’S OPTION, PURCHASE SUCH INSURANCE, AT THE TENANT’S EXPENSE. THE TENANT WILL INDEMNIFY, DEFEND AND HOLD HARMLESS THE LANDLORD, ITS OFFICERS, PARTNERS, MEMBERS, AFFILIATES, AND EMPLOYEES AGAINST ANY CLAIMS ARISING FROM THE SUCH FAILURE TO PURCHASE AND/OR MAINTAIN THE INSURANCE COVERAGES REQUIRED BY THIS LEASE.

26.           Landlord’s Insurance. Landlord shall obtain and keep in force during the Lease Term a “Special Form” property insurance policy that provides coverage of all customarily insurable risks on the Premises and the Park in the amount of the full replacement cost (without regard to depreciation); provided that it is understood and agreed that such Special Form policy may be part of a blanket property insurance policy that also covers additional properties owned by Landlord and its affiliates. Landlord may also, but shall not be required to, procure any other insurance policies respecting the Premises which Landlord deems necessary.

27.           Waiver of Subrogation. Landlord and Tenant each waives any and all rights of recovery against the other and against the officers, employees, agents and representatives of the other for loss or damage to the property of the waiving party or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Upon obtaining the property insurance policies as required in this Lease, both Tenant and Landlord shall (i) give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease and (ii) insure that their respective insurance policies include a waiver by the insurance carrier of all rights of subrogation against Landlord or Tenant in connection with any insured loss or damage.

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28.            Tenant’s Audit Rights. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Rent, or any other payments required to be made by it under this Lease, and provided further that Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Common Area Costs delivered by Landlord (the “Actual Statement”), in accordance with the following procedure:

(a)            Tenant shall, within forty-five (45) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant’s obligation to make all payments of Rent and all payments of Tenant’s Share of Common Area Costs) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(b)            Tenant acknowledges that Landlord maintains its records for the Park at Landlord’s main office, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, counsel for Tenant, and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute an Event of Default under this Lease.

(c)            Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made at Landlord’s sole cost and expense. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Tenant’s Share of Common Area Costs. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tenant’s Share of Common Area Costs. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Tenant’s Share of Common Area Costs achieved through the inspection process.

29.          INDEMNIFICATION. UNLESS WAIVED BY LANDLORD UNDER SECTION 27 ABOVE, TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD’S AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, DEMANDS, LIENS, COSTS, DAMAGES, EXPENSES AND LIABILITIES (INCLUDING STRICT LIABILITIES) WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES AND COURT COSTS, ARISING OUT OF ANY CLAIMS OF ANY PERSON OR PERSONS ON ACCOUNT OF OR BY REASON OF: (A) ANY OCCURRENCE IN, ON OR ABOUT THE PREMISES FROM THE COMMENCEMENT DAY OF THIS LEASE UNTIL TENANT FULLY VACATES THE PREMISES RESULTING FROM THE OCCUPANCY OR USE THEREOF BY TENANT; (B) THE NEGLIGENCE (IN WHOLE OR IN PART) OR WILLFUL MISCONDUCT OF TENANT OR ITS PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, CONTRACTORS, VISITORS, INVITEES, LICENSEES AND CUSTOMERS IN, ON OR ABOUT THE PREMISES AND/OR PARK. NOTWITHSTANDING ANY OF THE FOREGOING, LANDLORD SHALL REMAIN LIABLE FOR ANY AND ALL LOSS, LIABILITY, DAMAGES, COSTS, EXPENSES, CLAIMS, ACTIONS, DEMANDS AND LIENS ARISING FROM LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT. THIS SUBPARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS LEASE. FOR PURPOSES OF THIS SECTION 29, “LANDLORD” SHALL INCLUDE LANDLORD AND ITS AGENTS, CONTRACTORS, EMPLOYEES, AND INVITEES. UNLESS WAIVED BY TENANT UNDER SECTION 27 ABOVE, LANDLORD SHALL INDEMNIFY AND HOLD TENANT AND TENANT’S AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, DEMANDS, LIENS, COSTS, DAMAGES, EXPENSES AND LIABILITIES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES AND COURT COSTS, ARISING OUT OF ANY CLAIMS OF ANY PERSON OR PERSONS ON ACCOUNT OF OR BY REASON OF THE NEGLIGENCE (IN WHOLE OR IN PART) OR WILLFUL MISCONDUCT OF LANDLORD OR ITS PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS OF LANDLORD IN, ON OR ABOUT THE PARK. NOTWITHSTANDING ANY OF THE FOREGOING, TENANT SHALL REMAIN LIABLE FOR ANY AND ALL LOSS, LIABILITY, DAMAGES, COSTS, EXPENSES, CLAIMS, ACTIONS, DEMANDS AND LIENS ARISING FROM TENANT’S NEGLIGENCE OR WILLFUL MISCONDUCT. THIS SUBPARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS LEASE. FOR PURPOSES OF THIS SECTION 29, “TENANT” SHALL INCLUDE TENANT AND ITS AGENTS, CONTRACTORS, EMPLOYEES AND INVITEES.

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30.            Landlord’s Remedies.

(a)            Upon the occurrence of an Event of Default and after any applicable notice and cure period, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(1)           Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor.

(2)            Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor.

(3)            Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except for damages caused by the negligence or willful misconduct of Landlord.

(4)            Alter all locks and other security devices at the Premises without terminating this Lease.

(5)            Terminate deliveries of water, gas or electricity, which Landlord may be providing hereunder, without terminating this Lease.

(6)            Deny rail or road access to Tenant and its representatives, and prohibit the removal of Tenant’s personal property on which Landlord has or may perfect a statutory or landlord’s lien arising from such default without terminating this Lease.

(b)            Intentionally deleted.

(c)            In the event Landlord terminates this Lease pursuant to Section 30 and Tenant remains in the Premises, Tenant shall be considered a holdover tenant and shall pay to Landlord a monthly rental equal to one hundred fifty percent (150%) of the Rent provided in Section 3 hereunder for each month during which Tenant holds over.

(d)            Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default and any applicable notice and cure period, to the aforesaid exercise of dominion over Tenant’s property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or, without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise. Notwithstanding any of the foregoing, Landlord shall remain liable for any and all loss, liability, damages, costs, expenses, claims, actions, demands and liens arising from Landlord’s negligence or willful misconduct.

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(e)            In the event Landlord elects to terminate this Lease by reason of any uncured Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all damages sustained by Landlord arising from or out of such Event of Default, including, without limitation, the sum of all Rent and other indebtedness as and when such amounts are scheduled to come due through the period that would have otherwise constituted the balance of the term of this Lease as if this Lease had not been terminated.

(f)             In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term until the date of expiration of the Term hereof as stated in Section 2 diminished by any net sums (if any) thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord in reletting the Premises as provided in subparagraph (g) below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due from Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term.

(g)            In case of any uncured Event of Default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant’s or other occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies including reasonable attorneys’ fees.

(h)            Tenant and Landlord agree that Landlord shall have a duty to make a “reasonable attempt” to relet the Premises in the event Landlord has recaptured possession of the Premises due to an Event of Default beyond applicable notice and cure periods. Tenant agrees that Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished, because of Landlord’s failure to actually relet the Premises or collect rent due with respect to such reletting so long as Landlord has fulfilled its duty to make a “reasonable attempt” to relet. Landlord and Tenant agree that Landlord shall be conclusively deemed to have made a “reasonable attempt” to relet the Premises by doing the following: (a) putting “For Rent” signs on the Premises; and (ii) hiring a real estate broker who shall exercise due diligence in the leasing of the Premises.

(i)             If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action.

(j)             In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located hereon and to place same in storage at any Premises within the county in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument’s copy of Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant, except for such costs, expenses, losses and damages caused by the negligence or willful misconduct of Landlord, its employees or agents. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

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31.           Tenant’s Remedies. In the event of any default by Landlord under this Lease, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon Rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the Landlord, for the time being of the interest in the Premises, and in the event of the transfer by such Landlord of its interest in the Premises, such Landlord shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new Landlord for the duration of such Landlord’s ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any other assets of Landlord.

32.           Landlord’s Lien. Landlord expressly waives any statutory or contractual Landlord’s lien against, or security interest in, any of Tenant’s property, fixtures, furniture, inventory, equipment, products, materials or merchandise located in the Premises or any other personal property located in the Premises.

33.           Consequential Damages. In no event will either party be liable for any special, indirect or consequential damages, including without limitation, in the case of the Landlord it will not be liable to Tenant for any loss of production, loss of market or loss of sales by Tenant due to any interruption in or reduction of any service or utility provided to Tenant by Landlord, regardless of whether such service or utility was either expressly provided for or implied under this Lease.

34.            Severability. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

35.            Commission. Tenant and Landlord represent to one another that neither party has had any dealings with any real-estate broker or agent regarding this transaction. Landlord shall indemnify Tenant from claims arising under Landlord, and Tenant shall indemnify Landlord from claims arising under Tenant, for brokerage, commission, finders or other fees relative to this Lease and all costs, together with expenses arising therefrom, and alleged to be due by authorization of the indemnifying party.

36.            Rules and Regulations. Attached as Exhibit “C” is a copy of the current Rules and Regulations governing Tenant’s activities in the Park. Upon execution of this Lease, Tenant agrees to abide by such Rules and Regulations, and upon receipt of any modified Rules and Regulations, Tenant shall abide with said new Rules and Regulations. If Tenant violates these Rules and Regulations, this Lease is subject to termination in Landlord’s sole discretion upon thirty (30) days notice and Tenant’s failure to cure the same during such period.

37.            Entire Agreement. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the matters covered hereby and those provisions of all prior agreements between the parties or entities owned or controlled in whole or in part by any party hereto are, to the extent such prior agreements relate to matters covered hereby, merged into this Lease, and the terms of this Lease shall in all respects be controlling over such portions of any such prior agreements.

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38.            Mechanics’ Liens. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics’ or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons that furnish labor or materials with respect to any work performed by Tenant or its Contractors on or about the Premises. If any mechanics’ or other lien shall at any time be filed against the Premises or the property of which the Premises are a part, by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, and regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorneys’ fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at ten percent (10%), shall be due and payable by Tenant to Landlord as Additional Rent.

39.            Estoppel Certificates. Each party to this Lease, at any time and from time to time, upon not less than ten (10) days prior notice from either party hereto or from any current or potential lender to either party, to execute, acknowledge and deliver, without charge, to the other party, to such lender, and/or to any other interested persons, a statement in writing certifying that this Lease is in full force and effect and has not been modified in any way (or, if modified, identifying the modification by date and subject matter); that the certifying party has not given or received any notice of termination or cancellation of this Lease not previously revoked (or, if such is not the case, identifying the notice and grounds therefor); that, to the knowledge of the certifying party, neither party is then in default hereunder (or, if to its knowledge any such default exists, specifying the same); that, to the knowledge of the certifying party, the certifying party has no alleged claims or offsets against the other party respecting the payments due hereunder (or, if there be any to its knowledge stating the nature thereof and, to the extent known, the amount or approximate amount thereof), and the dates to which monthly rental payments, additional rent and, to the extent then known, other amounts due hereunder have been paid. The party or persons requesting such certification shall prepare and submit to the certifying party the form of statement requested.

40.            Compliance with Laws and Regulations. Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with all rules, orders and regulations of the National Fire Protection Association, Landlord’s casualty insurer(s) and other applicable insurance rating organizations or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions.

41.            No Joint Venture. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

42.            Governing Law. This Lease shall be construed and governed under the laws of the State of Texas.

43.            Termination Right. Notwithstanding anything herein to the contrary and provided that Tenant is not in default of any of its obligations under this Lease beyond applicable cure periods, commencing on the first day of month 1 of the Term and ending on the last day of month 12 of the Term (“Termination Period”), Tenant shall have the one (1) time right to terminate this Lease upon sixty (60) days prior written notice (“Termination Notice”) to Landlord. Tenant’s right to terminate this Lease pursuant to this Section 43 is conditioned upon (1) timely delivering the Termination Notice to Landlord on or before the expiration of the Termination Period and (2) payment in full by Tenant to Landlord on or before the effective termination date set forth in the Termination Notice an amount equal to the sum of (a) two (2) calendar months of Rent (calculated at the rate which was in effect as of such effective termination date), and (b) all legal expenses and fees (not to exceed $10,000.00 in the aggregate) paid for or incurred by or on behalf of Landlord pursuant to this Lease (the “Termination Payment”). After Landlord’s receipt of the Termination Payment, and so long as Tenant has surrendered the Premises in the condition required hereunder, neither party shall have any further obligations or liabilities hereunder following the effective date of termination set forth in the Termination Notice, except those which, by the provisions of this Lease, expressly survive the termination of this Lease. This provision shall survive the termination of this Lease.

[Signature Page Follows]

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EXECUTED this 15th day of December, 2022.

LANDLORD:

W & P DEVELOPMENT CORPORATION,
a Texas corporation

By: /s/ Diron L. Blackburn
Name: Diron L. Blackburn
Title: President

TENANT:

VIVAVENTURES REMEDIATION CORP.,
a Texas corporation

By: /s/ James Ballengee
Name: James Ballengee
Title: CEO

[Signature Page to Land Lease Agreement]

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EXHIBIT “A”

The PREMISES

3.443 acres of land, more or less, situated in the John Dunman Survey, Abstract 231, Harris County, Texas, being out of Tract 3 as more particularly described in Exhibit A to that certain Special Warranty Deed dated January 27, 2012, from VNF, Inc., as Grantor, to W & P Development Corporation, as Grantee, recorded as Instrument No. 20120039116, Official Public Records of Harris County, Texas, and more particularly described as follows:

COMMENCING at a 3/4 inch iron rod in the south line of the Victor Blanco five league grant, Abstract No. 2, same being in the South line of Magnolia Gardens, an unrecorded subdivision, and in the meanders of the west top bank of the San Jacinto River at a 1/2 inch iron rods found at each point for a corner, the following courses and distance:

South 08º 54’ 01” East, a distance of 108.96 feet;

South 00º 13’ 38” East, a distance of 142.67 feet;

South 04º 06’ 47” East, a distance of 216.45 feet;

South 17º 34’ 37” East, a distance of 125.94;

South 17º 18’ 26” East, a distance of 151.15 feet;

South 18º 55’ 39” East, a distance of 129.03 feet;

South 09º 21’ 50” East, a distance of 60.33 feet;

South 28º 54’ 52” East, a distance of 324.61;

South 23º 51’ 16” East, a distance of 79.48 feet;

South 33º 41’ 20” East, a distance of 79.07 feet;

South 22º 15’ 25” East, a distance of 62.32 feet;

THENCE South 76º 43’ 35” West, along the north right-of-way of the S.P.T.C. Company Railroad (a 100 foot right-of-way), a distance of 2,057.23 feet to a 1/2 inch iron rod found at a point for a corner;

THENCE westerly, a distance of 1,070.68 feet along the arc of a curve to the left in said north right-of-way of the S.P.T.C. Company Railroad, said curve having a central angle of 13º 03’ 51” and a radius of 4,695.69 feet, a chord which bears South 70º 11’ 39” West, and a chord distance of 1,086.36 feet to a 1/2 inch iron rod found at a point for a corner;

THENCE South 63º 39’ 44” West, along said north right-of-way of the S.P.T.C. Company Railroad, along said north right-of-way of the S.P.T.C. railroad, a distance of 2,749.99 feet to a 1/2 inch iron rod found at a point for corner;

THENCE North 54º 00’ 0” West a distance of 383 feet to a white post for a point on the north side of a private road;

THENCE North 23º 45’ West a distance of 28 feet to the BEGINNING of this tract and its southwest corner;

THENCE North 23º 45’ West a distance of 375 feet to the northwest corner of this tract;

THENCE North 66º 45’ East a distance of 400 feet to the northeast corner of this tract;

THENCE South 23º 45’ East a distance of 375 feet to the southeast corner of this tract;

THENCE South 66º 45’ West a distance of 400 feet to the POINT OF BEGINNING.

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EXHIBIT “B”

TCEQ Spill Reporting Requirements

Tenant Responsibility to Report Spills and Releases

Reporting spills and releases of hazardous substances to the Texas Commission on Environmental Quality (TCEQ):

Pursuant to Texas Water Code Section 26.039 each tenant is responsible for reporting spills and releases of hazardous substances caused by such tenant, its employees, contractors, agents or representatives to the TCEQ as soon as possible and not later than twenty-four (24) hours after the occurrence. These reports should be submitted to the TCEQ Region 12 office via telephone. The facility should report the following information: (1) a description of the discharge such as the actual substance spilled, source, location, route and estimated volume of the spill; (2) time of occurrence with dates and the cause of the spill; (3) any potential danger to human health or safety of the environment; (4) actions taken to remediate the spill and actions taken to mitigate any adverse effects the spill may have caused on the environment; and (5) steps taken or planned to prevent the recurrence of future spills.

W & P Development Corporation, in its discretion shall also provide its tenants with emergency assistance such as emergency phone numbers, etc., in remediating a spill.

TCEQ Region 12

5425 Polk Street, Suite H

Houston, Texas 77023-1423

713-767-3500

24 Hour: 512-463-7727

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EXHIBIT “C”

Rules and Regulations
W & P Industrial Park

1.	Signs. Detailed drawings and specifications for all proposed signs, including site information signs, shall be submitted to Landlord for written approval, prior to installation, such approval not to be unreasonably withheld, conditioned or delayed. All signs shall conform to the overall sign program established by Landlord and shall be of a design and material approved by Landlord. Unless otherwise approved in writing by Landlord, all signs must be attached to a building, parallel to and contiguous with its wall, and must not project above its roof line. No sign of a flashing or moving character shall be installed and no sign shall be painted on a building wall.

2.	Exterior Illumination. Tenants who wish to install illumination facilities shall have the design approved by Landlord.

3.	Ancillary Structures. All water towers, storage tanks, exterior processing equipment, fans, skylights, cooling structures or equipment erected or placed in the Park by tenants must have written approval by Landlord, and shall be architecturally compatible with the buildings in the Park.

4.	Access. The use by each tenant of the private streets in the Park is limited to the access road(s) referenced in the Lease. Tenants shall not permit their agents, employees, guests or representatives to use any other roads in the Park. All traffic shall be limited by such speed limits as Landlord may adopt. The posted speed limit in the Park is 20 mph unless otherwise posted. No tenant or the officers, agents, employees or guests of a tenant may use the roads in the Park for transport by overloaded vehicles, by use of vehicles which are too large or heavy for use on the roads in the Park as may be determined by Landlord in its sole discretion, or in any other manner which is destructive to the roads. All materials brought into the Park shall be accompanied by documentation sufficient to identify the shipments. All materials shipped from the Park shall be accompanied by the tenant’s bills of lading.

5.	Gate Passes. Permanent gate passes are available to tenants and their employees on request with Landlord’s approval. Tenants will be furnished with application forms which must be completely filled out per the directions on the application forms. Each pass is non-transferable and must be returned to Landlord when an employee no longer works for a tenant or when the tenant’s lease agreement terminates. There will be a $5.00 charge for each non-returned pass. Landlord reserves the right to search all non-motor vehicles entering or exiting the Park. Refusal to submit to this search may lead to Landlord refusing further entry of the motor vehicle into the Park.

6.	Security. Landlord reserves the right to adopt more restrictive security measures for the Park to the extent suggested or required by the Department of Homeland Security or other entity with jurisdiction over such matters. In such event, tenants will comply with all such security measures.

7.	Notice. Any notice to Landlord or request for approval by Landlord shall be made in writing, and shall be sent by certified or registered mail, postage prepaid, addressed as follows: W & P Development Corporation, 13641 Dublin Court, Stafford, Texas 77477. If any request for approval of a variance or exception to the Rules and Regulations is required, is made to Landlord, Landlord shall, within thirty (30) days after the request is made, give the person making the request written notification either of the approval by Landlord or of its rejection of the request with specification of the reasons for such rejection. Any written approval, rejection or other communication by Landlord may be relied upon, as the act of Landlord, by the person receiving such approval, rejection or other communication.

8.	Enforcement. Landlord or any successor to Landlord as Landlord of the Park shall have the right to enforce these Rules and Regulations set forth in this instrument against any person or persons violating or attempting to violate the Rules and Regulations. Enforcement shall include, but not be limited to, proceedings at law or in equity against any tenant violating or attempting to violate any covenants, either to restrain violation and/or to recover damages.

9.	Amendments. Landlord may amend or supplement these Rules and Regulations at any time with thirty (30) days written notice and such amended or supplemented Rules and Regulations will become effective upon mailing such revised Rules and Regulations to tenants.

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EXHIBIT “D”

INSURANCE REQUIREMENTS
W & P Industrial Park

See separate document titled “SJRR Landlord’s Insurance Requirements of Tenant Pollution Required” attached to this lease document.

Tenant has received the above document:

BY: ______________________________

NAME: ___________________________

TITLE: ___________________________

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